                                                                      Exhibit 12
                                                                      ----------

Hawaiian Electric Industries Capital Trust I
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED SECURITIES DISTRIBUTIONS
(unaudited)

                                                                                                      For the period
                                                                             Nine months             February 4, 1997
                                                                                ended                 (inception) to
                                                                            September 30,              September 30,
(dollars in thousands)                                                          1998                       1997
--------------------------------------------------------------------------------------------------------------------------
Earnings.............................................................           $ 6,464                  $  5,626
                                                                               =========                 =========

Fixed charges........................................................           $    --                  $     --
Preferred securities distributions...................................             6,270                     5,457
                                                                               ---------                 ---------

TOTAL COMBINED FIXED CHARGES AND
   PREFERRED SECURITIES DISTRIBUTIONS................................           $ 6,270                  $  5,457
                                                                               =========                 =========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
   PREFERRED SECURITIES DISTRIBUTIONS................................              1.03                      1.03
                                                                               =========                 =========